As filed with the Securities and Exchange Commission on September 19, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Syros Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2834	43-3772460
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I. R. S. Employer Identification Number)

35 CambridgePark Drive, 4th Floor

Cambridge, Massachusetts 02140

(617) 744-1340

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Nancy A. Simonian, M.D.

President and Chief Executive Officer

Syros Pharmaceuticals, Inc.

35 CambridgePark, 4th Floor

Cambridge, Massachusetts 02140

(617) 744-1340

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-266184

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

This registration statement will become effective automatically upon filing with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Pursuant to its Registration Statement on Form S-4 (Registration No. 333-266184) (the “Prior Registration Statement”), which was declared effective on August 8, 2022, Syros Pharmaceuticals, Inc., a Delaware corporation (the “Company”) registered an aggregate of 74,255,612 shares of its common stock, par value $0.001 per share (the “Common Stock”) and paid an aggregate fee of $4,629.44. Subsequent to the effectiveness of the Prior Registration Statement, on September 16, 2022, the Company effected a 1-for-10 reverse stock split of the Common Stock (the “Reverse Stock Split”), such that the Prior Registration Statement shall be deemed to cover 7,425,561 shares of Common Stock after giving effect to the Reverse Stock Split. The Company is filing this Registration Statement on Form S-4 pursuant to General Instruction K to Form S-4 and Rule 462(b) under the Securities Act of 1933, as amended, solely to register an additional 120,453 shares of Common Stock (which number of shares gives effect to the Reverse Stock Split) for issuance in connection with the consummation of the merger contemplated by the Agreement and Plan of Merger, dated July 3, 2022, by and among the Company, Tyme Technologies, Inc., and Tack Acquisition Corp.

The contents of the Prior Registration Statement are incorporated in this registration statement by reference. The contents of the Prior Registration Statement, including the consolidated financial statements of the Company contained therein, do not give effect to the Reverse Stock Split. The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of WilmerHale

23.1	Consent of WilmerHale (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

23.3	Consent of Grant Thornton LLP

24*	Powers of Attorney

107	Filing Fee Table

*	Filed as Exhibit 24 to the Registrant’s Registration Statement on Form S-4 (File No. 333-266184) filed with the Commission on July 18, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 19th day of September, 2022.

Syros Pharmaceuticals, Inc.

By:	/s/ Nancy Simonian
Name: Nancy Simonian, M.D.
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nancy Simonian
Nancy Simonian, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	September 19, 2022

/s/ Jason Haas
Jason Haas	Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer)	September 19, 2022

*	Chair of the Board of Directors	September 19, 2022
Peter Wirth

*	Director	September 19, 2022
Srinivas Akkaraju, M.D., Ph.D.

*	Director	September 19, 2022
Mark J. Alles

*	Director	September 19, 2022
Deborah Dunsire, M.D.

*	Director	September 19, 2022
S. Gail Eckhardt, M.D.

*
Marsha H. Fanucci	Director	September 19, 2022

Andrew M. Oh	Director

Timothy C. Tyson	Director

*
Richard A. Young, Ph.D.	Director	September 19, 2022

*By: /s/ Jason Haas

Name: Jason Haas

Title: Attorney-in-fact